UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2013

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor’s Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On August 1, 2013, Vantiv, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (the “Underwriter”) and the selling stockholders named therein (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 20,000,000 shares of the Company’s Class A common stock, par value $0.00001 per share, to the Underwriter (the “Offering”). The Offering closed on August 7, 2013. The Company did not sell any shares in the Offering and did not receive any proceeds from the Offering.
The Offering was made pursuant to a prospectus supplement, dated August 1, 2013, to the prospectus, dated May 6, 2013, included in the Company’s registration statement on Form S-3 (File No. 333-188385), which was filed with the Securities and Exchange Commission on May 6, 2013.
The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Shares by the Selling Stockholders to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.
A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

Item 3.02	Unregistered Sales of Equity Securities.
On August 7, 2013, the Company issued 5,000,000 shares of its Class A common stock, par value $0.00001 per share (the “Shares”), to Fifth Third Bank in a transaction that was not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, as the sale of the Shares did not involve a public offering. The Shares were issued in exchange for 5,000,000 Class B units in the Company’s subsidiary Vantiv Holding, LLC (“Vantiv Holding”) held by Fifth Third Bank, which is referred to herein as the Fifth Third exchange, pursuant to the terms of the Exchange Agreement, dated as of March 21, 2012 (the “Exchange Agreement”), that the Company and Vantiv Holding entered into with Fifth Third Bank at the time of the Company’s initial public offering. The Fifth Third exchange occurred prior to and in connection with the consummation of the Offering described under Item 1.01 above. As a result of the Fifth Third exchange, 5,000,000 Class B units of Vantiv Holding and 5,000,000 shares of the Company’s Class B common stock were cancelled and 5,000,000 Class A units of Vantiv Holding were issued to the Company.
Item 8.01    Other Events.
On August 1, 2013, the Company received an exchange notice from Fifth Third Bank that the Company exchange 5,000,000 Class B units in Vantiv Holding held by Fifth Third Bank pursuant to the terms of the Exchange Agreement. The exchange notice was in connection with the Offering, and the Shares were issued to Fifth Third Bank as described under Item 3.02 above.
In connection with the Fifth Third exchange, the Company expects to record a liability of approximately $88 million during the quarter ending September 30, 2013 under the tax receivable agreement the Company entered into with Fifth Third Bank at the time of the Company’s initial public offering. The liability under the tax receivable agreement is based on the closing share price of the Company’s Class A common stock on the date of the exchange, which was August 7, 2013. The liability under the tax receivable agreement will not have an impact on the Company’s statements of income.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

1.1	Underwriting Agreement, dated as of August 1, 2013.
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: August 7, 2013	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 1, 2013.
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).